Exhibit 10.1

AMENDMENT TO

BIOFUEL TOLLING AND OFF-TAKE AGREEMENT

BETWEEN NOVA BIOFUELS TRADE GROUP, LLC

AND SCOTT PETROLEUM CORPORATION

This Amendment, dated August 11, 2008 (the “Amendment”), is by and among Scott Petroleum Corporation, a Mississippi corporation (“Scott”), Biosource America, Inc., a Texas corporation (“Biosource America”), and Nova Biofuels Trade Group, LLC, a Delaware limited liability company (“Nova Biofuels”).

RECITALS

A.                                   Scott and Biosource America are parties to the Agreement, dated March 31, 2006, (the “Design/Build Agreement”), with respect to the design/build of a biodiesel processing facility in Greenville, Mississippi.

B.                                     Scott and Nova Biofuels are parties to the Biofuel Tolling and Take-Off Agreement, dated March 7, 2007 (the “Tolling Agreement”), with respect to the purchase and sale of biodiesel fuel produced at the Greenville facility.

C.                                     The parties desire to clarify and confirm the agreement between the parties to cap all liquidated damages under the Design/Build Agreement and the Tolling Agreement.

AGREEMENT

The parties, intending to be legally bound, hereby agree as follows:

1.                                       Article 1.  Definitions and Rules of Interpretation

“Minimum Yield” shall mean one U.S. gallon of the latest published ASTM D 6751 specification quality biodiesel from 8.50 pounds of Feedstock

2.                                       Article 5.5.1(a)……..replace 8.20 pounds per gallon with 8.5 pounds per gallon

3.                                       Article 6.6.3   Scott Delivery Shortfall.

Modify the first sentence to read……..”From and after the Plant Warranty Period, if Scott is unable, except for reasons of Force Majeure under Article 9, to make available for purchase the Minimum Purchase……..

4.                                       Exhibit A – Product Specifications and Minimum Yield

Minimum Yield……replace 8.20 pounds of feedstock with 8.5 pounds of feedstock

5.                                       Schedule 1, Article 1.1.3 shall be replaced with:

1.3                               “Deferred Tolling Fee” shall mean the sum of (i) $2.7 million; and (ii) the Incremental Infrastructure Costs to be determined at the completion of the project in accordance with the pro-rated share in Exhibit B-1, and (iii) a share of the startup costs as detailed in Exhibit C.  The Deferred Tolling Fee shall bear interest at a rate of 7% per annum, and shall be paid to Scott through the Mark-up.

6.                                       Schedule 1, Article 1.1.6 shall be replaced with:

1.6                               “Feedstock Costs” shall mean the result of 8.5 to account for yield of feedstock multiplied by the actual, weighted composite average of feedstock costs for the given calendar month.

7.                                       Schedule 1, Article 1.1.8 shall be replaced with:

1.8                               “Markup” shall be $0.20 (Twenty cents) per gallon.  The Mark-up shall be adjusted by mutual agreement of the Parties in a written amendment to this Agreement.

8.                                       Exhibit B shall be replaced with Exhibit B-1

9.                                       Exhibit C is included in this Agreement

10.                                 Except as specifically amended hereby, all other terms, conditions and provisions of the Design/Build Agreement and the Tolling Agreement shall remain in full force and effect.

11.                                 This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                                                In witness whereof, the parties have caused their duly authorized representatives to execute and deliver this Amendment as of the day and year first written above.

SCOTT PETROLEUM		NOVA BIOFUELS TRADE
CORPORATION		GROUP LLC

By:	/s/ Solon Scott	By:	/s/ Dick Talley
Name:	Solon Scott	Name:	Dick Talley
Title:	President	Title:	Vice President